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                                                                       EXHIBIT 4
                                                                       ---------



                        AGREEMENT TO FURNISH INSTRUMENTS
                           DEFINING RIGHTS OF HOLDERS
                                       OF
                                 LONG-TERM DEBT


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                              Bob Evans Farms, Inc.
                             3776 South High Street
                              Columbus, Ohio 43207
                                 (614) 491-2225

                                  July 23, 2001



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Bob Evans Farms, Inc. - Form 10-K for the fiscal year ended April 27, 2001

Gentlemen:

         Bob Evans Farms, Inc., a Delaware corporation ("Registrant"), is today filing its Annual Report on Form 10-K for the fiscal year ended April 27, 2001 (the "Form 10-K").

         Pursuant to the instructions relating to the Exhibits in Item 601(b) of Regulation S-K, Registrant hereby agrees to furnish to the Commission, upon request, copies of instruments and agreements defining the rights of holders of Registrant's long-term debt and of the long-term debt of Registrant's consolidated subsidiaries, which are not being filed as exhibits to the Form 10-K. Such long-term debt does not exceed 10% of the total assets of Registrant and its subsidiaries on a consolidated basis.

Very truly yours,

BOB EVANS FARMS, INC.


/s/ Donald J. Radkoski

Donald J. Radkoski
Chief Financial Officer,
Treasurer and Secretary